UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  April 14, 2017

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GYRODYNE, LLC

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 (Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

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 (Address of principal executive

offices) (Zip Code)

(631) 584-5400

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Registrant’s telephone number,

including area code

N/A

__________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01 Entry into a Material Definitive Agreement.

Gyrodyne, LLC (the “Company”) and Frederick C. Braun III, our President and Chief Executive Officer, entered into a separation agreement dated April 6, 2017 (the “Agreement”), pursuant to which Mr. Braun will be separating from the Company on mutually agreeable terms effective April 30, 2017. The decision to separate was a mutual one between the Company and Mr. Braun and made following discussions between the Company’s Board of Directors and management regarding the need for cost reductions.

Under the Agreement, the Company will pay Mr. Braun an aggregate separation amount of $285,000 (the “Separation Payment”), which is the equivalent, in the aggregate, of 33.28 weeks of severance at his current rate of pay plus the amount of the bonus set forth in paragraph 3(b) of the employment agreement between Mr. Braun and Gyrodyne Company of America, Inc. dated May 15, 2013. The Separation Payment represents an amount that was already substantially expected to be paid to Mr. Braun upon the liquidation and dissolution of the Company and, accordingly, $275,000 of the Separation Payment was included in the estimated liquidation and operating costs net of receipts line item in the Company’s Consolidated Statement of Net Assets reported on a liquidation basis, which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and filed with the Securities and Exchange Commission on March 31, 2017. The Separation Payment is conditioned upon Mr. Braun signing a supplemental release by May 22, 2017 but not before April 30, 2017, and is payable in a single lump sum within three business days following the effective date of the supplemental release.

The Agreement was subject to a revocation period pursuant to which Mr. Braun had seven days following the date he signed the Agreement to change his mind. Such period expired on April 14, 2017 without revocation.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure under the Item 1.01 is incorporated herein by reference. The Agreement also terminated the employment agreement between Mr. Braun and Gyrodyne Company of America, Inc., dated May 15, 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under the Item 1.01 is incorporated herein by reference. As a result of the mutual agreement between the Company and Mr. Braun that Mr. Braun will separate from the Company as its Chief Executive Officer and President effective April 30, 2017, the Board of Directors of the Company appointed Gary Fitlin, currently the Company’s Chief Financial Officer, as President and Chief Executive Officer, effective May 1, 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Separation Agreement between Gyrodyne, LLC and Frederick C. Braun III.

Forward-Looking Statement Safe Harbor

The statements made in this report that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the plan of liquidation, the risk that the proceeds from the sale of Gyrodyne, LLC's assets may be substantially below Gyrodyne, LLC's estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy Gyrodyne, LLC's obligations to its current and future creditors, and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, risks and uncertainties relating to developing Gyrodyne, LLC's undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne, LLC's SEC reports.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

By:	/s/ Peter Pitsiokos
Peter Pitsiokos
Executive Vice President and Chief Operating Officer

 Date:  April 18, 2017